UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b‑2  of the Securities Exchange Act of 1934 (§240.12b‑2  of this chapter).

Emerging growth company ☑

If an emerging growth company,  indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01.Entry into a Material Definitive Agreement.

In connection with the closing of the Acquisition (as defined below), on November 30, 2018, Aclaris Therapeutics, Inc. (the “Company”) entered into an Exclusive Patent License Agreement with Allergan, Inc. (the “License Agreement”), pursuant to which Allergan, Inc. granted the Company an exclusive, worldwide, irrevocable, perpetual, fully paid-up and sublicensable license for the Rhofade Licensed Patents (as defined in the APA (as defined below)).  Pursuant to the License Agreement, the Company also assumed the responsibility for the prosecution and maintenance, as well as for the enforcement, of the Rhofade Licensed Patents, subject to certain conditions.

The License Agreement will terminate on the date on which the last patent included in the Rhofade Licensed Patents expires or is held to be invalid or unenforceable by a court of competent jurisdiction without further right to appeal.

The foregoing summary of the License Agreement is not complete and is qualified in its entirety by reference to the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2018, the Company closed its previously announced acquisition of the worldwide rights to RHOFADE (oxymetazoline hydrochloride) cream, 1%, which includes an exclusive license to the Rhofade Licensed Patents pursuant to the License Agreement, as well as additional intellectual property (the “Acquisition”), from Allergan Sales, LLC (“Allergan”), pursuant to the terms of an Asset Purchase Agreement (as amended, the “APA”), dated as of October 15, 2018, by and between the Company and Allergan. Reference is made to the information regarding the Acquisition and the APA contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2018, which is incorporated herein by reference.

At the closing of the Acquisition, the Company paid total cash consideration of approximately $66.1 million, consisting of approximately $59.6 million paid to Allergan and $6.5 million placed in escrow. The Company has also agreed to pay Allergan a one-time payment of $5.0 million upon the achievement of a specified development milestone related to the potential development of an additional dermatology product. In addition, the Company has agreed to pay Allergan specified royalty payments, ranging from a mid-single digit percentage to a mid-teen percentage of net sales, subject to specified reductions, limitations and other adjustments, on a country-by-country basis until the date that the patent rights related to a particular product, such as RHOFADE, have expired or, if later, November 30, 2028. In addition, the Company has agreed to assume the obligation to pay specified royalties and milestone payments under agreements with Aspect Pharmaceuticals, LLC and Vicept Therapeutics, Inc. Members of the Company’s management team, including Neal Walker, Frank Ruffo, Christopher Powala and Stuart Shanler, as well as Stephen Tullman, the chairman of the Company’s board of directors, are former stockholders of Vicept Therapeutics, Inc., and Dr. Shanler is also a current member of Aspect Pharmaceuticals, LLC. In their capacities as current or former holders of equity interests in these entities, these individuals may be entitled to receive a portion of the potential future payments payable by the Company.

The foregoing summary of the Acquisition and the APA is not complete and is qualified in its entirety by reference to the APA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the APA were made only for the purposes of the APA, were made as of specific dates, and were made solely for the benefit of the parties to the APA and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the APA. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to the Company’s stockholders. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 7.01. Regulation FD Disclosure.

On December 3, 2018, the Company issued a press release announcing the closing of the Acquisition. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the Acquisition, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the Acquisition, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit
Number	Exhibit Description
2.1+^	Asset Purchase Agreement, by and between the Company and Allergan Sales, LLC, dated as of October 15, 2018, as amended on November 30, 2018.
10.1+	Exclusive Patent License Agreement, by and between the Company and Allergan, Inc., dated as of November 30, 2018.
99.1	Press Release dated December 3, 2018.

+  Confidential treatment has been requested with respect to portions of this exhibit, indicated by asterisks, which has been filed separately with the SEC.

^  Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: December 3, 2018		Frank Ruffo Chief Financial Officer